March 2024
Pricing Supplement dated March 25, 2024
Registration Statement No. 333-261476
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated December 29, 2021, Prospectus Supplement dated December 29, 2021,
Underlier Supplement dated December 29, 2021 and Product Supplement dated December 29, 2021)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index
Principal at Risk Securities
Callable Contingent Income Securities with 6-Month Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the index closing value is greater than or equal to 75% of the initial index value, which we refer to as the coupon threshold level. However, if the index closing value is less than the coupon threshold level, you will not receive any contingent quarterly coupon with respect to the applicable determination date. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, BNS may elect, on or before any applicable determination date (other than the first determination date and the final determination date), to redeem the securities at its discretion in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such determination date (the “redemption date”), regardless of the index closing value on such determination date. If BNS elects to redeem the securities prior to maturity, the securities will be redeemed on the redemption date for an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable determination date. No further payments will be made on the securities once they have been redeemed. Furthermore, if the final index value is less than 75% of the initial index value, which we refer to as the downside threshold level, BNS will pay you a cash payment per security that will be less than 75% of the stated principal amount of the securities and could be zero and you will be exposed on a 1-to-1 basis to the decline of the final index value relative to the initial index value. In this scenario, you will lose a significant portion or all of your investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying index and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. These securities are for investors who are willing to risk their entire investment based on the performance of the underlying index and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.
All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying index:	S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$5,574,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	March 25, 2024
Original issue date:
March 28, 2024 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
March 30, 2034, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.

Call feature:
BNS may elect, on or before any applicable determination date (other than the first determination date and the final determination date), to redeem the securities at its discretion in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such determination date (the “redemption date”), regardless of the index closing value on such determination date. If BNS elects to redeem the securities prior to maturity, the securities will be redeemed for an amount per security equal to the redemption payment on the redemption date. No further payments will be made on the securities once they have been redeemed.
BNS may elect to redeem the Securities at its sole discretion regardless of the performance of the underlying index.

Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon with respect to the applicable determination date.
Contingent quarterly coupon:	◾
If the index closing value on any determination date is greater than or equal to the coupon threshold level, we will pay a contingent quarterly coupon of $17.95 (equivalent to 7.18% per annum of the stated principal amount) per security on the related contingent coupon payment date.

	◾	If the index closing value on any determination date is less than the coupon threshold level, we will not pay a contingent quarterly coupon with respect to that determination date.
Determination dates:
June 25, 2024, September 25, 2024, December 26, 2024, March 25, 2025, June 25, 2025, September 25, 2025, December 26, 2025, March 25, 2026, June 25, 2026, September 25, 2026, December 28, 2026, March 25, 2027, June 25, 2027, September 27, 2027, December 27, 2027, March 27, 2028, June 26, 2028, September 25, 2028, December 26, 2028, March 26, 2029, June 25, 2029, September 25, 2029, December 26, 2029, March 25, 2030, June 25, 2030, September 25, 2030, December 26, 2030, March 25, 2031, June 25, 2031, September 25, 2031, December 26, 2031, March 25, 2032, June 25, 2032, September 27, 2032, December 27, 2032, March 25, 2033, June 27, 2033, September 26, 2033, December 27, 2033 and March 27, 2034, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement). We also refer to March 27, 2034 as the final determination date.

Contingent coupon payment dates:
June 28, 2024, September 30, 2024, January 2, 2025, March 28, 2025, June 30, 2025, September 30, 2025, January 2, 2026, March 30, 2026, June 30, 2026, September 30, 2026, January 4, 2027, March 31, 2027, June 30, 2027, September 30, 2027, December 30, 2027, March 30, 2028, June 29, 2028, September 28, 2028, January 2, 2029, March 29, 2029, June 28, 2029, September 28, 2029, January 2, 2030, March 28, 2030, June 28, 2030, September 30, 2030, January 2, 2031, March 28, 2031, June 30, 2031, September 30, 2031, January 2, 2032, March 31, 2032, June 30, 2032, September 30, 2032, December 30, 2032, March 30, 2033, June 30, 2033, September 29, 2033, January 3, 2034 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Coupon Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	◾ If the final index value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date
	◾ If the final index value is less than the downside threshold level:	(i) the stated principal amount plus (ii) the stated principal amount times the underlying return
If the final index value is less than the downside threshold level, the payment at maturity will be less than 75% of the stated principal amount and could be as low as zero.
Underlying return:	(final index value – initial index value) / initial index value
Initial index value(1):	5,218.19, which is the index closing value on the pricing date
Coupon threshold level(1):	3,913.6425, which is equal to 75% of the initial index value
Downside threshold level(1):	3,913.6425, which is equal to 75% of the initial index value
Final index value(1):	The index closing value on the final determination date
CUSIP / ISIN:	06417Y2A6 / US06417Y2A64
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:
$921.30 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 11 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$1,000.00	$5.00(a)	$994.00
		+ $1.00(b)
		$6.00
Total	$5,574,000.00	$33,444.00	$5,540,556.00
(1)
As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”, as described in the accompanying product supplement.

(2)
SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $1.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.
You should read this document together with the accompanying product supplement, underlier supplement, prospectus supplement and the prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated December 29, 2021	Underlier supplement dated December 29, 2021	Prospectus supplement dated December 29, 2021	Prospectus dated December 29, 2021

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Additional Information About BNS and the Securities
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021, the underlier supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Underlier Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007901/bn56408660-424b2.htm
♦	Prospectus Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Callable Contingent Income Securities with 6-Month Initial Non-Call Period” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

March 2024	Page 2

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Investment Summary
Callable Contingent Income Securities with 6-Month Initial Non-Call Period
Principal at Risk Securities
The Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034 based on the performance of the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $17.95 (equivalent to 7.18% per annum of the stated principal amount) per security, with respect to each determination date on which the index closing value or the final index value, as applicable, is greater than or equal to 75% of the initial index value, which we refer to as the coupon threshold level. The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the value of the underlying index could remain less than the coupon threshold level for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons during the term of the securities.
BNS may elect, on or before any applicable determination date (other than the first determination date and the final determination date), to redeem the securities at its discretion in whole, but not in part (an “issuer call”), on the contingent coupon payment date corresponding to such determination date (the “redemption date”), regardless of the index closing value on such determination date. If BNS elects to redeem the securities prior to maturity, the securities will be redeemed on the redemption date for an amount per security equal to the redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable determination date. If BNS does not elect to redeem the securities prior to maturity and the final index value is greater than or equal to the coupon threshold level and 75% of the initial index value, which we refer to as the downside threshold level, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date. If, however, BNS does not elect to redeem the securities prior to maturity and the final index value is less than the downside threshold level, investors will be exposed on a 1-to-1 basis to the decline of the final index value relative to the initial index value. The value of the payment received by investors at maturity will be less than 75% of the stated principal amount of the securities and could be as low as zero. Investors in the securities must be willing to accept the risk of losing their entire investment in the securities and also the risk of not receiving any contingent quarterly coupons during the term of the securities. In addition, investors will not participate in any appreciation of the underlying index and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.
BNS may elect to redeem the securities at its discretion prior to the maturity date, beginning on the second determination date. It is more likely that BNS will elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are greater than the interest that would be payable on other instruments issued by BNS of comparable maturity, terms and credit rating trading in the market. BNS is less likely to elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are less than the interest that would be payable on other comparable instruments issued by BNS, which includes when the value of the underlying index is less than the coupon threshold level. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent quarterly coupon is relatively higher.

March 2024	Page 3

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $17.95 (equivalent to 7.18% per annum of the stated principal amount) per security, with respect to each determination date on which the index closing value is greater than or equal to 75% of the initial index value, which we refer to as the coupon threshold level. BNS may elect to redeem the securities prior to maturity beginning on the second determination date at a price equal to the redemption payment, which will be (i) the stated principal amount per security plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable determination date. The payment at maturity will vary depending on the final index value, as follows:
Scenario 1	On or before any determination date (other than the first determination date and the final determination date), BNS elects to redeem the securities at its discretion in whole, but not in part.
◾
The securities will be redeemed on the redemption date for an amount per security equal to the redemption payment, which will be (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise payable with respect to the applicable determination date.

◾
Investors will not participate in any appreciation of the underlying index from the initial index value and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2	BNS does not elect to redeem the securities prior to maturity and the final index value is greater than or equal to the downside threshold level and coupon threshold level.
	◾	The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date.
◾
Investors will not participate in any appreciation of the underlying index from the initial index value and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	BNS does not elect to redeem the securities prior to maturity and the final index value is less than the downside threshold level and coupon threshold level.
	◾	The payment due at maturity will be equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return.
	◾	Investors will lose a significant portion, and may lose all, of their investment in the securities in this scenario.
Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payment on the securities, including payments in respect of an issuer call, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on the ability of BNS to satisfy its obligations when they come due. If BNS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose your entire investment in the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the index closing value on the applicable determination date is less than the coupon threshold level. If BNS does not elect to redeem the securities prior to maturity, and if the final index value is less than the downside threshold level, you will lose a significant portion, and may lose all, of your investment in the securities.

March 2024	Page 4

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
◾	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the underlying index or the stocks comprising the underlying index (the “index constituent stocks”)

◾	You believe that the index closing value on each determination date will be greater than or equal to the coupon threshold level
◾	You believe that the final index value will be greater than or equal to the downside threshold level
◾
You understand and accept that (i) you will not participate in any appreciation in the level of the underlying index and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

◾	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the level of the underlying index
◾	You are willing to forgo any dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment
◾
You are willing to invest in securities that BNS may elect to redeem at its discretion prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 10 years, and you accept that there may be little or no secondary market for the securities

◾	You understand and are willing to accept the risks associated with the underlying index
◾
You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
◾	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
◾	You require an investment designed to provide a full return of principal at maturity
◾
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the underlying index or the index constituent stocks

◾	You believe that the index closing value on each determination date is likely to be less than the coupon threshold level
◾	You believe that the final index value is likely to be less than the downside threshold level
◾	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential
◾	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the level of the underlying index
◾	You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment
◾
You are unable or unwilling to hold securities that BNS may elect to redeem at its discretion prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 10 years, or you seek an investment for which there will be an active secondary market

◾	You do not understand or are not willing to accept the risks associated with the underlying index
◾	You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

March 2024	Page 5

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing value and (2) the final index value.
Diagram #1: Determination Dates (Other Than the First Determination Date and the Final Determination Date)
Diagram #2: Payment at Maturity if BNS Does Not Elect to Redeem the Securities
For more information about the payout upon an issuer call or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

March 2024	Page 6

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof). All payments on the securities are subject to the credit risk of BNS.
Hypothetical Initial Index Value:	5,000
Hypothetical Coupon Threshold Level:	3,750, which is 75% of the hypothetical initial index value
Hypothetical Downside Threshold Level:	3,750, which is 75% of the hypothetical initial index value
Hypothetical Contingent Quarterly Coupon:	$17.95 per security (equivalent to 7.18% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security
In Examples 1 and 2, BNS elects to redeem the securities prior to maturity and the securities are redeemed on the relevant redemption date. In Examples 3 and 4, BNS does not elect to redeem the securities and the securities and remain outstanding until maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Index Closing Value	Contingent Quarterly Coupon	Redemption Payment*	Hypothetical Index Closing Value	Contingent Quarterly Coupon	Redemption Payment*
#1	5,100 (at or above coupon threshold level)	$17.95	Not Callable	3,750 (at or above coupon threshold level)	$17.95	Not Callable
#2	4,700 (at or above coupon threshold level)	$17.95	$1,017.95	3,280 (below coupon threshold level)	$0.00	N/A
#3	N/A	N/A	N/A	6,000 (at or above coupon threshold level)	$17.95	$1,017.95
#4 - #39	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*	The redemption payment includes any unpaid contingent quarterly coupon otherwise due with respect to the applicable determination date.
◾
In Example 1, the securities are redeemed by BNS on the second contingent coupon payment date. Because the index closing value on the second determination date is greater than or equal to the coupon threshold level, you will receive a redemption payment of $1,017.95 on the corresponding contingent coupon payment date.

In this example, the call feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an issuer call. When added to the contingent quarterly coupon of $17.95 received in respect of the first determination date, your total payment per security in this example is $1,035.90 (a total return of 3.59% on the securities).
◾
In Example 2, the securities are redeemed by BNS on the third contingent coupon payment date. As the index closing value on the first determination date is greater than or equal to the coupon threshold level, you receive the contingent quarterly coupon of $17.95 with respect to such determination date. Because, however, the index closing value on the second determination date is less than the coupon threshold level, no contingent quarterly coupon is made with respect to such determination date.

On the contingent coupon payment date corresponding to the third determination date, you receive a redemption payment of $1,017.95, which includes the contingent quarterly coupon with respect to such determination date.
In this example, the call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although the underlying index has appreciated by 20% from the initial index value to its index closing value on the third determination date, you only receive $1,017.95 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,035.90 (a total return of 3.59% on the securities).

March 2024	Page 7

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
	Example 3			Example 4
Determination Dates	Hypothetical Index Closing Value	Contingent Quarterly Coupon	Redemption Payment	Hypothetical Index Closing Value	Contingent Quarterly Coupon	Redemption Payment
#1	3,180 (below coupon threshold level)	$0.00	Not Callable	3,600 (below coupon threshold level)	$0.00	Not Callable
#2	2,860 (below coupon threshold level)	$0.00	N/A	3,100 (below coupon threshold level)	$0.00	N/A
#3	2,700 (below coupon threshold level)	$0.00	N/A	3,560 (below coupon threshold level)	$0.00	N/A
#4 - #39	Various (all below coupon threshold level)	$0.00	N/A	Various (all below coupon threshold level)	$0.00	N/A
Final Determination Date	4,500 (at or above downside threshold level and coupon threshold level)	$17.95*	N/A	2,000 (below downside threshold level and coupon threshold level)	$0.00	N/A
Payment at Maturity	$1,017.95			$400.00
*	The final contingent quarterly coupon, if any, will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final index value.
◾
In Example 3, the index closing value on each determination date prior to the final determination date is less than the coupon threshold level and BNS does not elect to redeem the securities. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not redeemed prior to maturity. Because the index closing value on the final determination date is greater than or equal to the downside threshold level and coupon threshold level, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000.00 + $17.95 = $1,017.95
In this example, you receive the stated principal amount per security plus the contingent quarterly coupon, equal to a total payment of $1,017.95 per security at maturity. Your total payment per security in this example is $1,017.95 (a total return of 1.795% on the securities).
◾
In Example 4, the index closing value on each determination date throughout the term of the securities is less than the coupon threshold level and BNS does not elect to redeem the securities. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not redeemed prior to maturity. Furthermore, because the final index value of the underlying index is less than the downside threshold level, you receive a cash payment at maturity calculated as follows:

$1,000.00 + ($1,000.00 × underlying return)
= $1,000.00 + ($1,000.00 × -60%)
= $400.00
In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full amount of your investment in the securities. If BNS does not elect to redeem the securities prior to maturity and the final index value is less than the downside threshold level, BNS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss on your stated principal amount that is equal to the underlying return. In such circumstances, the amount you receive at maturity will be less than 80.00% of the stated principal amount and you may lose your entire investment in the securities.
Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities.

March 2024	Page 8

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.
Risks Relating to Return Characteristics
◾
You may lose up to your entire investment in the securities. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If BNS does not elect to redeem the securities prior to maturity, BNS will repay you the stated principal amount of your securities in cash only if the final index value is greater than or equal to the downside threshold level and will only make such payment at maturity. If BNS does not elect to redeem the securities prior to maturity and the final index value is less than the downside threshold level, you will receive a cash payment per security that will be less than 75% of the stated principal amount of the securities and you will be exposed on a 1-to-1 basis to the decline of the final index value relative to the initial index value. You may lose your entire investment in the securities.

◾
Contingent repayment of stated principal amount only at maturity. If BNS does not elect to redeem the securities prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current level of the underlying index is greater than or equal to the downside threshold level.

◾
You may not receive any contingent quarterly coupons. BNS will not necessarily make periodic payments on the securities. If the index closing value on any determination date is less than the coupon threshold level, BNS will not pay you the contingent quarterly coupon applicable to such determination date. If the index closing value is less than the coupon threshold level on each of the determination dates, BNS will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

◾
Greater expected volatility with respect to the underlying index generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the final index value could be less than the downside threshold level. Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the final index value could be less than the downside threshold level. “Volatility” refers to the frequency and magnitude of changes in the level of an asset or group of assets. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for the securities than would have been the case had expected volatility been lower. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the underlying index’s volatility calculated using our internal models, the underlying index’s volatility can change significantly over the term of the securities. The level of the underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

◾
BNS may elect to redeem the securities and the securities are subject to reinvestment risk. BNS may elect to redeem the securities at its discretion prior to the maturity date. If BNS elects to redeem the securities prior to maturity, you will no longer have the opportunity to receive any contingent quarterly coupons after the applicable redemption date. The first potential redemption date occurs after approximately six months and therefore you may not have the opportunity to receive any contingent quarterly coupons after approximately six months. In the event that the BNS elects to redeem the securities prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. Further, BNS’ right to redeem the securities may also adversely impact your ability to sell your securities in the secondary market. It is more likely that BNS will elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are greater than the interest that would be payable on other instruments issued by BNS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of BNS electing to redeem the securities in that environment increases the risk that you will not be able to reinvest the proceeds from the redeemed securities in an investment with a similar level of risk and yield. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. BNS is less likely to elect to redeem the securities prior to maturity when the expected contingent quarterly coupons payable on the securities are less than the interest that would be payable on other comparable instruments issued by BNS, which includes when the value of the underlying index is less than the coupon threshold level. Therefore, the securities are more likely to remain outstanding when the expected amount payable on the securities is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent quarterly coupon is relatively higher.

March 2024	Page 9

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
◾
An investment in securities with contingent quarterly coupon and call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent quarterly coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent quarterly coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent quarterly coupon rate and BNS elects to redeem the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.

◾
The contingent quarterly coupon, if any, is based solely on the index closing value on only the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the index closing value on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any contingent coupon payment date until the related determination date. Moreover, because the contingent quarterly coupon is based solely on the value of the underlying index on a specific determination date, if the index closing value on any determination date is below the coupon threshold level, you will not receive the contingent quarterly coupon with respect to such determination date, even if the level of the underlying index was greater than or equal to the coupon threshold level on other days during the term of the securities.

◾
Your potential return on the securities is limited, you will not participate in any appreciation of the underlying index and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the appreciation of the underlying index. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an issuer call. Furthermore, if BNS elects to redeem the securities prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable redemption date, and your return on the securities could be less than if the securities remained outstanding until maturity. If BNS does not elect to redeem the securities prior to maturity, you may be subject to the depreciation in the level of the underlying index even though you cannot participate in any appreciation in the level of the underlying index. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

Risks Relating to Characteristics of the Underlying Index
◾
The level of the underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of the underlying index and indirectly linked to the value of the index constituent stocks. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or the index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the securities, should make your own investigation into the underlying index and the index constituent stocks.

◾
There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the index closing value on any determination date will be greater than or equal to the coupon threshold level, or, if BNS does not elect to redeem the securities prior to maturity, that the final index value on the final valuation date will be greater than or equal to the downside threshold level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

◾
The underlying index reflects price return, not total return. The return on your securities is based on the performance of the underlying index, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

◾
Changes affecting the underlying index could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of the index sponsor as specified under “Information About the Underlying Index” (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

March 2024	Page 10

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
◾
There is no affiliation between the index sponsor and BNS, and BNS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the index sponsor and the underlying index. The index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

Risks Relating to Estimated Value and Liquidity
◾
BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities were set on the pricing date) is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

◾
Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

◾
BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models when the terms of the securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying index, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

◾
The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

◾
The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

March 2024	Page 11

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying index, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.
In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.
There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.
◾
The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the underlying index over the full term of the securities, (ii) volatility of the level of the underlying index and of the index constituent stocks and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the index constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the contingent quarterly coupons and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the underlying index and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the level of the underlying index at such time.
See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.
Risks Relating to General Credit Characteristics
◾
Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
◾
Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the index constituent stocks and/or purchasing futures, options and/or other instruments linked to the underlying index and/or one or more of the index constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index and/or one or more of the index constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level of the underlying index and/or one or more of the index constituent stocks. Any of these hedging activities may adversely affect the level of the underlying index—directly or indirectly by affecting the price of the index constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

March 2024	Page 12

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
◾
We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the index constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the index constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying index and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the index constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying index and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the index constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.
We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the index constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.
◾
Activities conducted by BNS and its affiliates may impact the level of the underlying index and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying index or any index constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index or any index constituent stocks may adversely affect the level of the underlying index or index constituent stocks and, therefore, the market value of the securities and the likelihood of a contingent quarterly coupon being paid on any contingent coupon payment date. Further, BNS is less likely to elect to redeem the securities when the index closing value is less than the coupon threshold level, and, therefore, any hedging activities that adversely affect the index closing value may also diminish the probability of BNS electing to redeem the securities. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

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The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent quarterly coupon is payable to you on any contingent coupon payment date and the payment at maturity of the securities, if any, based on the observed index closing value of the underlying index. The calculation agent can postpone the determination of the index closing value or final index value of an underlying index (and therefore the related contingent coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying index on any determination date (including the final determination date). Moreover, BNS may elect to redeem the securities pursuant to the call feature. If BNS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, such as, but not limited to, those described above under “Risks Relating to Return Characteristics — BNS may elect to redeem the securities and the securities are subject to reinvestment risk” and “— An investment in securities with contingent quarterly coupon and call features may be more sensitive to interest rate risk than an investment in securities without such features”.

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BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index.

March 2024	Page 13

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

March 2024	Page 14

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Information About the Underlying Index
All disclosures contained in this document regarding the underlying index are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index. You should make your own investigation into the underlying index.

S&P 500® Index
We have derived all information contained herein regarding the underlying index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P” or the “index sponsor”), and/or its affiliates.
The underlying index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the underlying index, S&P and our license agreement with respect to the underlying index. Additional information regarding the underlying index, including its sectors, sector weightings and top constituents, may be available on S&P’s website.
Information as of market close on March 25, 2024:
Bloomberg Ticker Symbol:	SPX	52 Week High (on March 21, 2024):	5,241.53
Current Index Value:	5,218.19	52 Week Low (on March 24, 2023):	3,970.99
52 Weeks Ago (on March 24, 2023):	3,970.99

March 2024	Page 15

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Historical Information
The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the underlying index for the specified period. The index closing value of the underlying index on March 25, 2024 was 5,218.19. The associated graph shows the index closing values of the underlying index for each day from January 1, 2019 to March 25, 2024. The dotted line represents the downside threshold level and the coupon threshold level of 3,913.6425, which is equal to 75% of the initial index value. We obtained the information in the table below from Bloomberg, without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the underlying index at any time, including the determination dates.
S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter (through March 25, 2024)	5,241.53	4,688.68	5,218.19

March 2024	Page 16

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
S&P 500® Index – Daily Index Closing Values January 1, 2019 to March 25, 2024

This document relates only to the securities offered hereby and does not relate to the underlying index or other securities linked to the underlying index. We have derived all disclosures contained in this document regarding the underlying index from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying index.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying index.

March 2024	Page 17

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The record date for each contingent coupon payment date shall be the date one business day prior to such scheduled contingent coupon payment date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.
Tax redemption:
Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	issuer call	early redemption (optional)
	contingent quarterly coupon	contingent coupon
	index closing value	closing value
	initial index value	initial value
	contingent coupon payment date(s)	coupon payment date(s)
	final index value	final value
	underlying return	reference asset return
	coupon threshold level	contingent coupon barrier value
	downside threshold level	barrier value
In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the securities based on the methodology for calculating per annum rates provided for in the securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the securities.

March 2024	Page 18

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Additional information regarding estimated value of the securities:
On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the securities (including the contingent quarterly coupon, coupon threshold level and downside threshold level) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the securities. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on November 28, 2023 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.
Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Tax considerations:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying index. If your securities are so treated, any contingent quarterly coupon that is paid by BNS (including on the maturity date or upon an issuer call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

March 2024	Page 19

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities

In addition, excluding amounts attributable to any contingent quarterly coupon, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent quarterly coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

March 2024	Page 20

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on the nature of the underlying index and our determination that the securities are not “delta-one” with respect to the underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying index, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

March 2024	Page 21

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $6.00 reflecting a fixed sales commission of $5.00 and a fixed structuring fee of $1.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

March 2024	Page 22

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:
The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

March 2024	Page 23

$5,574,000 Callable Contingent Income Securities with 6-Month Initial Non-Call Period due March 30, 2034
Based on the Performance of the S&P 500® Index Principal at Risk Securities
Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated February 28, 2022 filed with the SEC as an exhibit to the Current Report on Form 6-K on March 1, 2022.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 27, 2021, which has been filed as Exhibit 5.2 to BNS’ Form F-3/A filed with the SEC on December 27, 2021.

March 2024	Page 24